                                                                     Exhibit 7.1

                       CSXT TRADE RECEIVABLES MASTER TRUST
                       Monthly Distribtion Date Statement
                                  Series 1998-1

Due Period:  March 2002

I. Original Deal Parameters
---------------------------
(a)  Pool Balance                                                                 705,106,000
(b)  Initial Invested Amount                                                      300,000,000
(c)  Original Investor Allocation Percentage                                            71.90%
(d)  Certificate Rate                                                                    6.00%
(e)  Servicing Fee per Annum                                                             0.25%
(f)  Original Required Subordinated Amount                                         49,676,362

II.  Allocation Percentages
---------------------------
(a)  Series Allocation Percentage                                                       60.00%
(b)  Investor Allocation Percentage                                                     90.83%
(c)  Investor Ownership Percentage                                                      31.58%

III. Receivables in the Trust

(a)  Pool Balance at end of month                                                 949,830,000
(b)  Interline Payables                                                           150,843,000
(c)  Receivables 91+ days past invoice                                            119,603,000
(d)  Ineligible Receivables                                                                 0
(e)  Overconcentrated Amount                                                                0
(f)  Net Receivables Pool Balance [(a) - (b) - (c) - (d) - (e)]                   679,384,000
(g)  Unallocated Collections                                                                0
(h)  Net Series Pool Balance [(f) * II.(a)]                                       407,630,814
(i)  Series Allocation Percentage * Unallocated Collections [(g) * II.(a)]                  0
(j)  Required Net Series Pool Balance [VI.(f) below]                              370,235,382

IV.  Monthly Activity
---------------------
(a)  Pool Balance at beginning of month                                           929,597,000
(b)  Total pool collections                                                       743,994,000
(c)  Total new invoices sold to Trust                                             786,961,000
(d)  Dilutions                                                                     22,400,000
(e)  Charged-Off Receivables                                                          334,000
(f)  Reassigned Receivables                                                                 0
(g)  Ending Pool Balance [(a) -(b) + (c) - (d) - (e) - (f)]                       949,830,000
(h)  Miscellaneous Payments                                                                 0

                       CSXT TRADE RECEIVABLES MASTER TRUST
                       Monthly Distribution Date Statement
                                  Series 1998-1

Due Period:  March 2002

V.Receivables Performance
-------------------------
(a)  Monthly Payment Rate [IV.(b) / III.(f)]                                                        109.51%
(b)  Average Days Sales Outstanding [28 or 35 days / (a)]                                             32.0
(c)  Delinquency Data
           0 - 30 Days from Invoice                                                            744,667,000
           31 - 60 Days from Invoice                                                            63,486,000
           61 - 90 Days from Invoice                                                            22,074,000
           91 - 120 Days from Invoice                                                           13,541,000
           121 - 150 Days from Invoice                                                          16,516,000
           151 - 180 Days from Invoice                                                          13,273,000
           181 - 210 Days from Invoice                                                          10,677,000
           211 - 240 Days from Invoice                                                           7,687,000
           241 + Days from Invoice                                                              57,909,000
                                                                                              -------------
           TOTAL                                                                               949,830,000

VI. Reserves
------------
(a)  Subordination Percentage [IX.(k) below]                                                         17.71%
(b)  Invested Amount                                                                           300,000,000
(c)  Available Subordinated Amount [((a) / (1 - (a))) * ((b) + (d) + (e))+III (e)]              65,551,753
(d)  Yield Reserve                                                                               4,500,000
(e)  Fee Reserve [2 * V.(b) / 365 * VII.(j) * 12 ]                                                 183,630
(f)  Required Net Series Pool Balance                                                          370,235,382   0.544957

VII. Collections
----------------
(a)  Total Pool Collections [IV.(b) above]                                                     743,994,000
(b)  Miscellaneous Payments [IV.(h) above]                                                               0
(c)  Series Excess Collections                                                                           0
(d)  Series Allocable Collections [(a) * II.(a)]                                               446,396,854
(e)  Investor Collections [(d) * II.(b)]                                                       405,445,084
(f)  Investor Miscellaneous Payments [(b) * II.(a) * II.(b)]                                             0
(g)  Available Investor Collections [(c) + (e) + (f)]                                          405,445,084
(h)  Monthly Interest                                                                            1,500,000
(i)  Interest Shortfall                                                                                  0
(j)  Monthly Servicing Fee [I.(e) / 12 * IV.(g) * VI.(b) / III.(f)]                                 87,380
(k)  Monthly Principal [0 if Revolving Period, otherwise VIII.(b) below]                                 0

VIII. Monthly Investor Principal
--------------------------------
(a)  Monthly Principal [VII.(g) - VII.(h) - VII.(i) - VII.(j)]                                 403,857,704
(b)  Available Principal Collections (a)                                                       403,857,704
(c)  Controlled Deposit Amount                                                                           0
(d)  Monthly Investor Principal [lesser of (b) and (c)]                                                  0
(e)  Deficit Controlled Accumulation Amount [(c) - (d), if positive]                                     0

                       CSXT TRADE RECEIVABLES MASTER TRUST
                       Monthly Distribution Date Statement
                                  Series 1998-1

Due Period:  March 2002

IX. Subordination Percentage
-----------------------------
(a)  Subordination Percentage Floor                                                        13.00%
(b)  Average Dilution Ratio (last 12 months)                                                2.19%
(c)  Highest Dilution Ratio (last 12 months)                                                3.79%
(d)  Dilution Horizon Ratio (assuming 1 month horizon)                                     86.96%
(e)  Dilution Percentage [(d) * {2.5 * (b) + ((c) - (b)) * ((c) / (b))}]                    7.17%
(f)  Highest 3-month Average Delinquency Ratio (last 12 months)                             1.18%
(g)  Default Horizon Ratio                                                                355.64%
(h)  Loss Percentage [2.5 * (f) * (g)]                                                     10.53%
(i)  Dilution Percentage + Loss Percentage                                                 17.71%
(j)  12.5% + (b) * (d)                                                                     14.41%
(k)  Subordination Percentage [greatest of (a), (i) and (j)]                               17.71%

X. Investor Charge-Offs
-----------------------
(a)  Investor Allocable Charged-Off Amount [IV.(e) * II.(c)]                             105,493
(b)  Investor Recoveries                                                                       0
(c)  Loss Reserve                                                                     65,551,753
(d)  Investor Charge-off [(a) - (b) - (c), if positive]                                        0
(e)  Cumulative Investor Charge-offs [including (d) above]                                     0

XI. Invested Amount
-------------------
(a)  Beginning Invested Amount                                                       300,000,000
(b)  Cumulative Investor Charge-offs [X.(e) above]                                             0
(c)  Amount on deposit in Principal Funding Account                                            0
(d)  Distributions of Principal                                                                0
(e)  Ending Invested Amount                                                          300,000,000

XII. Amortization Events
------------------------
(a)  Breach of material covenant or agreement uncured for 30 days                             No
(b)  Breach of Representation or Warranty not corrected for 30 days                           No
(c)  Bankruptcy, insolvency or receivership of Seller or CSXT                                 No
(d)  Trust is deemed an "Investment Company"                                                  No
(e)  CSXT fails to convey Receivables to Seller, Servicer fails to
     make deposit to Retained Collection Account                                              No
(f)  Required Net Series Pool Balance Exceeds Net Series Pool Balance                         No
(g)  Any Series 1998-1 Servicer Default                                                       No
(h)  Termination Notice delivered to Servicer                                                 No
(i)  Invested Amount not paid in full on Expected Final Payment Date                          No
(j)  Average Monthly Payment Rate for last 3 months is less than 25%                          No

                       CSXT TRADE RECEIVABLES MASTER TRUST
                       -----------------------------------

                 Certificateholders' Distribution Date Statement
                                  Series 1998-1
                       CSX Transportation, Inc. (Servicer)

        Pursuant to Section 5.02(a) of the Series 1998-1 Supplement dated as of June 17, 1998, as to Pooling and Servicing Agreement dated as of October 27, 1993, as amended and restated (the "Pooling and Servicing Agreement"), by and between CSX Trade Receivables Corporation, as Seller (the "Seller"), CSX Transportation, Inc., as Servicer (the "Servicer" or "CSXT") and The Chase Manhattan Bank (formerly known as Chemical Bank), Trustee (the "Trustee"), the Servicer is required to prepare certain information each month regarding distributions to Certificateholders and the performance of the CSXT Trade Receivables Master Trust (the "Trust") during the preceding Due Period. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented on an aggregate basis. Capitalized terms used but not otherwise defined herein have their respective meanings as set forth in the Pooling and Servicing Agreement.

Distribution Date: April 25, 2002

Collection Period: March 2002

POOL COLLECTIONS
----------------

Total Pool Collections                                        743,994,000.00

Total Collections Available                                   743,994,000.00


ALLOCATION PERCENTAGES
----------------------

Series 1998-1 Allocation Percentage                                    60.00%

Investor Ownership Percentage                                          31.58%

DISTRIBUTION TO CERTIFICATEHOLDERS
----------------------------------

Total amount distributed allocable to Interest                  1,500,000.00

Total amount distributed allocable to Interest                          5.00
   (per $1,000 of Certificates)

Total amount distributed to allocable to Principal                      0.00

Total amount distributed allocable to Principal                         0.00
   (per $1,000 of Certificates)

SERIES 1998-1 INVESTED AMOUNTS
------------------------------

Unallocated Collections                                                 0.00

Amounts on deposit in the Principal Funding                             0.00

Ending Invested Amounts                                       300,000,000.00


INVESTOR INTEREST SHORTFALL AMOUNT
----------------------------------

Total Investor Deficiency Amount                                        0.00


INVESTOR CHARGE-OFF AND REIMBURSEMENT ACTIVITY
----------------------------------------------

Beginning Investor Charge-Offs                                          0.00
Beginning Investor Charge-Offs per $1,000                               0.00

Additional Investor Charge-Offs                                         0.00
Additional Investor Charge-Offs per $1,000                              0.00

Reimbursements:
Reinstatement of Investor Certificates                                  0.00
Reinstatement of Investor Certificates per $1,000                       0.00

Ending Investor Charge-Offs                                             0.00
Ending Investor Charge-Offs per $1,000                                  0.00

POOL BALANCES
-------------

Outstanding Receivables Balance                               949,830,000.00

Ending Net Receivables Pool Balance                           679,384,000.00

Ending Net Series Pool Balance                                407,630,814.42